Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA • ASIA PACIFIC • EUROPE

February 15, 2022

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, IL 60015

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (File No. 333-259893) and Amendment No. 1 thereto (the “Registration Statement”), filed by Surgalign Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the SEC on December 28, 2021. Pursuant to the Registration Statement, the Company is issuing up to 45,086,956 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) pre-funded warrants to purchase up to 4,913,044 shares of Common Stock, at an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), (c) warrants to purchase up to 37,500,000 shares of Common Stock at an exercise price of $0.60 per share (the “Common Warrants”), inclusive of Common Warrants to purchase up to 4,891,302 shares of Common Stock being issued pursuant to the exercise by the Underwriter (as defined below) of its option to purchase additional Common Warrants, and (d) warrants to purchase up to 3,000,000 shares of Common Stock, at an exercise price of $0.575 per share (the “Underwriter Warrants”). The Shares, the Pre-Funded Warrants, the Common Warrants, the Underwriter Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Common Warrants and the Underwriter Warrants (collectively, the “Warrant Shares”) are referred to collectively hereinafter as the “Securities.” The Shares, the Pre-Funded Warrants and the Common Warrants are to be sold by the Company pursuant to an Underwriting Agreement dated February 10, 2022 (the “Underwriting Agreement”) between the Company and H.C. Wainwright & Co., LLC (the “Underwriter”). The Underwriter Warrants are to be issued by the Company to designees of the Underwriter pursuant to the Underwriting Agreement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Underwriting Agreement, the form of the Pre-Funded Warrants, the form of the Common Warrants, the form of the Underwriter Warrants, the Company’s amended and restated certificate of incorporation and the resolutions adopted by the board of directors of the Company and the pricing committee thereof established by such board relating to the Registration Statement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to

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our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The issuance and sale of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Underwriting Agreement.

2. The issuance and sale of the Pre-Funded Warrants and Common Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Pre-Funded Warrants and Common Warrants will be valid and binding obligations of the Company when such Pre-Funded Warrants and Common Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

3. The issuance of the Underwriter Warrants covered by the Registration Statement pursuant to the Underwriting Agreement has been duly authorized by the Company, and such Underwriter Warrants will be valid and binding obligations of the Company when such Underwriter Warrants shall have been duly executed, countersigned and registered and duly delivered to the designees of the Underwriter, in accordance with the Underwriting Agreement.

4. The issuance of the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, Common Warrants and Underwriter Warrants covered by the Registration Statement pursuant to the terms of the respective Pre-Funded Warrants, Common Warrants and Underwriter Warrants have been duly authorized by the Company and reserved for issuance, and such Warrant Shares will be validly issued, fully paid and non-assessable when certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the holders thereof against payment of the exercise price therefor or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the holders thereof against payment of the exercise price therefor, in each case in accordance with the terms of the respective Pre-Funded Warrants, Common Warrants and Underwriter Warrants.

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5. The issuance and sale of 6,521,736 of the Shares covered by the Registration Statement in connection with any exercise of the Underwriter’s option to purchase additional Shares pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Underwriting Agreement.

6. The issuance of 391,304 of the Underwriter Warrants covered by the Registration Statement in connection with any exercise of the Underwriter’s option to purchase additional Shares pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Underwriter Warrants will be valid and binding obligations of the Company when such Underwriter Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

7. The issuance of 391,304 of the Warrant Shares issuable upon exercise of the Underwriter Warrants covered by the Registration Statement in connection with any exercise of the Underwriter’s option to purchase additional Shares pursuant to the Underwriting Agreement have been duly authorized by the Company and reserved for issuance, and such Warrant Shares will be validly issued, fully paid and non-assessable when certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the holders thereof against payment of the exercise price therefor in accordance with the terms of the Underwriter Warrants.

In rendering the opinions set forth in paragraphs 4 and 7 of this opinion letter, we have assumed that, at the time of the issuance and delivery of the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, Common Warrants and Underwriter Warrants: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the amended and restated certificate of incorporation and amended and restated bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s amended and restated certificate of incorporation as then in effect.

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In rendering the opinions set forth in paragraphs 5 and 6 of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares and/or Underwriter Warrants pursuant to the exercise of the Underwriter’s option to purchase additional Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the amended and restated certificate of incorporation and amended and restated bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as any of the foregoing matters relates to the Company and is expressly covered by our opinions set forth herein.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.

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Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP